EXHIBIT 21



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                              Jurisdiction              Name Under Which
   Subsidiary                of Incorporation     Subsidiary is Doing Business
   ----------                ----------------     ----------------------------

  ActiVein, Ltd.                  Israel                  ActiVein, Ltd.